FOR IMMEDIATE RELEASE

CONTACT:	DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
712 Fifth Ave, 12th Floor
New York, NY 10019
212-506-3870

RESOURCE CAPITAL CORP.
REPORTS RESULTS FOR
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016

Significant Items and Highlights

•	GAAP net loss allocable to common shares was $(1.69) and $(1.42) per share-diluted and Adjusted Funds From Operations ("AFFO") was $0.42 and $1.38 per share-diluted (see Schedule I).

•
On September 8, 2016, Resource America, Inc., the parent company of Resource Capital Corp.'s ("RSO" or the "Company") external manager, was acquired by C-III Capital Partners LLC ("C-III"), a leading commercial real estate investment management and services company engaged in a broad range of activities. In conjunction with the closing, Robert C. Lieber has succeeded Jonathan Z. Cohen as Chief Executive Officer and President of RSO. Andrew L. Farkas and Jeffrey P. Cohen joined the board of directors, replacing Edward E. Cohen and Jonathan Z. Cohen, who have stepped down.

•
In November, the board of directors approved a strategic plan (the "Plan") that will allow RSO to focus on making commercial real estate ("CRE") debt investments. The Plan will include exiting underperforming non-CRE businesses and investments, disposing of certain underperforming legacy CRE debt investments and establishing a dividend policy based on sustainable earnings.

•
As part of the Plan, certain non-CRE businesses and investments and certain underperforming legacy CRE debt investments will be reclassified as held for sale during the fourth quarter of 2016. This reclassification will result in certain non-CRE businesses being reported as discontinued operations, and impairments of $11.0 million to $14.0 million to the fair values of those assets and liabilities are expected in the fourth quarter.

•	RSO's board of directors anticipates that it will declare a cash dividend of $0.05 per share on its common stock for the fourth quarter of 2016 and for each of the four quarters of 2017.

New York, NY, November 13, 2016 - Resource Capital Corp. (NYSE: RSO) reported results for the three and nine months ended September 30, 2016.

Third Quarter 2016 Results

•
GAAP net loss allocable to common shares for the three and nine months ended September 30, 2016 was $51.6 million, or $(1.69) per share-diluted and $43.4 million, or $(1.42) per share-diluted, respectively, as compared to GAAP net income allocable to common shares of $6.8 million, or $0.21 per share-diluted, for the three months ended September 30, 2015, and a GAAP net loss allocable to common shares of $14.8 million, or $(0.45) per share-diluted, for the nine months ended September 30, 2015.

•
GAAP net loss for the three and nine months ended September 30, 2016 includes provisions for loan losses of $8.1 million on two legacy CRE loans, additional unrealized losses of $9.6 million on a previously impaired middle market loan, and other-than-temporary impairments on securities available for sale and intangible assets of $25.3 million, of which $20.7 million is related to collateral in the legacy CRE portfolio that underlies the Company's CRE securitization issued in 2007. In addition, upon making the decision to exit non-CRE businesses, which have been funded primarily in taxable REIT subsidiaries, the Company re-evaluated its deferred tax asset and recognized a write-down of $12.3 million.

•
AFFO for the three and nine months ended September 30, 2016 was $12.9 million, or $0.42 per share-diluted, and $42.1 million, or $1.38 per share-diluted, as compared to $14.6 million, or $0.44 per share-diluted, and $56.0 million, or $1.71 per share-diluted, for the three and nine months ended September 30, 2015. A reconciliation of net income (loss) in accordance with accounting principles generally accepted in the United States ("GAAP") to AFFO is set forth in Schedule I of this release.

Additional Items

•	RSO received a $1.5 million consent fee and accelerated 129,553 restricted shares in connection with the acquisition of Resource America by C-III.

•	RSO declared and paid a common stock cash dividend of $0.42 for the third quarter and $1.26 per share for the first nine months of 2016.
Commercial Real Estate

•	Substantially all of the $1.4 billion CRE loan portfolio comprises senior whole loans at September 30, 2016.

•	Of this CRE loan portfolio, 98% of the loans are floating rate senior whole loans and they had a weighted average London Interbank Offered Rate ("LIBOR") floor of 0.29% at September 30, 2016.

•
Interest income on whole loans increased by $1.1 million and $6.6 million, or 5.88% and 12.40%, to $20.3 million and $59.9 million during the three and nine months ended September 30, 2016, respectively, as compared to $19.2 million and $53.3 million during the three and nine months ended September 30, 2015, respectively. For comparison purposes, this excludes income in the 2015 period from our legacy CRE collateralized debt obligations ("CDOs") that were deconsolidated in the first quarter of 2016.

•	RSO closed and funded $354.7 million of new whole loans during the twelve months ended September 30, 2016, with a weighted average unlevered yield of 5.60% including amortization of origination fees.
The following table summarizes RSO's CRE loan activities and funding of previous commitments, at par, for the three, nine and twelve months ended September 30, 2016 (in millions, except percentages):

	Three Months Ended	Nine Months Ended	Twelve Months Ended	Weighted Average Spread (1) (2)
	September 30, 2016	September 30, 2016	September 30, 2016
New whole loans funded and originated	$79.8	$125.9	$354.7	5.28%
Unfunded loan commitments	6.7	20.2	46.5
New loans originated	86.5	146.1	401.2
Payoffs (3)	(155.9)	(287.5)	(498.9)
Previous commitments funded	15.4	54.4	65.3
Principal paydowns	—	—	—
Unfunded loan commitments	(6.7)	(20.2)	(46.5)
Loans, net funded/(repaid)	$(60.7)	$(107.2)	$(78.9)

(1)
Represents the weighted-average rate above the one-month LIBOR on loans whose interest rate is based on LIBOR at September 30, 2016. During the nine months ended September 30, 2016, $125.9 million of loans originated have LIBOR floors, with a weighted average floor of 0.39%.

(2)	Reflects rates on new whole loans funded and originated during the nine months ended September 30, 2016.

(3)	CRE loan payoffs and extensions resulted in $898,000 and $1.5 million of exit and extension fees earned during the three and nine months ended September 30, 2016, respectively.
CRE Asset Impairment and Loan Reserves

•
RSO recorded other-than-temporary impairment of $20.7 million during the three months ended September 30, 2016 on its interest in a CRE CDO, Resource Real Estate Funding CDO 2007-1 ("RREF 07-1"), which was previously consolidated and is now classified as an investment security available-for-sale. RSO's security interest in the vehicle is supported by twelve commercial mortgage backed securities ("CMBS") and seven CRE loans. Third-party appraisals were obtained for six of the legacy CRE loans that comprise part of RREF 07-1's collateral pool. The remaining legacy loan in the vehicle is under an agreement of sale. As a result of having the properties supporting the loans appraised, two of the CRE loans were determined to have cost bases in excess of their appraised fair values, causing a collective impairment charge to the cash flows of the vehicle of $20.7 million. The impairment charge on the security reflects the credit impact to the fair value of the security given the results of the appraisal and reduces the RSO cost basis in the security permanently.

•	RSO recorded provisions for loan losses of $8.1 million during the three months ended September 30, 2016 on two legacy CRE loans, which resulted from appraisals obtained during the quarter.

CRE Term Financing Facility

•
On July 21, 2016, RSO, through its subsidiary RCC Real Estate SPE 4, LLC, agreed to a modification of the terms of its $400.0 million CRE repurchase agreement financing facility with Wells Fargo. The modification extends the facility's maturity date to July 21, 2018, subject to RSO’s three one-year extension rights that may extend the maturity to July 21, 2021. The amendment also modified certain financing rates and required debt yields. RSO paid an extension fee as well as other reasonable closing costs.

Commercial Finance and Middle Market Loans

•
On August 4, 2016, RSO completed the sale of Northport TRS, LLC ("Northport"), and retained substantially all of the portfolio of broadly syndicated loans and one directly originated loan, classified as held for sale, with an aggregate carrying value of $58.7 million at September 30, 2016. These loans had a weighted average spread of 7.6% over one-month and three-month LIBOR at September 30, 2016. During the three months ended September 30, 2016, an updated third party valuation analysis was obtained and RSO recorded a loss of $9.6 million on the directly originated loan.

•
On September 28, 2016, RSO issued a call notice to the trustee and issuer of Apidos CDO Cinco, LTD. Apidos CDO Cinco, which owns syndicated bank loans, was previously consolidated and is now classified as an investment security available-for-sale. RSO expects to receive the majority of the call proceeds from its investment on November 14, 2016.

Residential Mortgage Lending
Primary Capital Mortgage ("PCM") originated $555.0 million and $1.3 billion of agency mortgage loans and $45.6 million and $115.4 million of jumbo mortgage loans during the three and nine months ended September 30, 2016, respectively. PCM did not acquire any new licenses to operate during the quarter ended September 30, 2016. A license application is pending in New York. PCM also serviced $3.0 billion of residential mortgage loans at September 30, 2016. For the nine months ended September 30, 2016, PCM recognized losses of approximately $6.8 million. PCM's incurred losses are primarily attributable to $5.6 million of temporary impairment losses in PCM's mortgage servicing rights ("MSR") portfolio based on a third party valuation, a $1.0 million loss in the third quarter related to settlement of legacy repurchase claims with a third party and a $732,000 retirement package awarded to the former president of PCM in the first quarter of 2016. Subsequent to quarter end, PCM entered into an agreement of principle to sell the entirety of its agency MSR portfolio. This proposed sale is expected to provide approximately $15.1 million of cash proceeds to PCM after estimated transaction costs.
Liquidity
At October 31, 2016, RSO's liquidity was derived from three primary sources:

•	unrestricted cash and cash equivalents of $108.9 million and restricted cash of $30,000 in margin call accounts;

•	capital available for reinvestment in two of RSO's CRE securitizations of $4.9 million, all of which is designated to finance future funding commitments on CRE loans; and

•	loan principal repayments of $491,000, which will be used to pay down outstanding collateralized loan obligation note balances, as well as interest collections of $80,000.
RSO also has $188.1 million and $108.9 million available through two term financing facilities to finance the origination of CRE loans and $74.3 million available through a term financing facility to finance the purchase of CMBS.
Equity Allocation
At September 30, 2016, RSO had allocated its invested equity capital among its targeted asset classes as follows: 73% in CRE assets, 17% in commercial finance and middle market assets, 7% in the residential mortgage lending business and 3% in other investments.
Common Stock Book Value and Total Stockholders' Equity
At September 30, 2016, RSO’s book value per common share was $14.71, a decrease from $17.63 per common share at December 31, 2015.  The decrease in book value over the nine month period was attributable to the following: a net loss of $1.42 per common share; dividends paid of $1.26 per common share; and declines of $0.55 per common share resulting from deconsolidation adjustments and $0.15 per share attributable to the expense associated with the vesting of restricted stock; offset by increases of $0.15 per common share resulting from our share repurchases and $0.31 per common share resulting from marks on available-for-sale securities and interest rate hedges.

Total stockholders’ equity at September 30, 2016, which measures equity before the consideration of non-controlling interests, was $719.8 million, of which $270.1 million was attributable to preferred stock. Total stockholders’ equity at December 31, 2015 was $818.9 million, of which $274.7 million was attributable to preferred stock.
Capital Transactions
Since the inception of the share repurchase program in August 2015 through September 30, 2016, RSO has repurchased $35.2 million of its common stock (approximately 2.8 million shares), which represented approximately 8.3% of its outstanding common shares, at a weighted average price of $12.60 per share.
RSO repurchased 196,000 shares of its Series B Preferred stock, which had an accretive impact to the book value of our common stock of $1.5 million, or $0.05 per share-diluted, during the nine months ended September 30, 2016.
Investment Portfolio
The following table summarizes the amortized cost and net carrying amount of RSO's investment portfolio at September 30, 2016, classified by asset type:

	Amortized Cost	Net Carrying Amount	Percent of Portfolio	Weighted Average Coupon
As of September 30, 2016
Loans Held for Investment:
CRE whole loans(1)	$1,361,183	$1,351,761	69.92%	5.54%
Middle market loans	51,539	51,539	2.67%	8.57%
Residential mortgage loans(2)	3,292	3,281	0.17%	4.15%
	1,416,014	1,406,581	72.76%
Loans Held for Sale (3):
Middle market loans	7,182	7,182	0.37%	10.24%
Residential mortgage loans	190,433	190,433	9.85%	3.63%
	197,615	197,615	10.22%
Investments in Available-for-Sale Securities:
CMBS - private placement	82,595	81,761	4.23%	4.13%
RMBS	1,624	1,798	0.09%	5.29%
ABS	149,320	153,146	7.92%	N/A(4)
	233,539	236,705	12.24%
Investment Securities-Trading:
Structured notes	5,914	3,747	0.19%	N/A(4)
	5,914	3,747	0.19%
Other (non-interest bearing):
Investment in unconsolidated entities	88,149	88,149	4.56%	N/A(4)
Direct financing leases(5)	1,036	571	0.03%	5.66%
	89,185	88,720	4.59%
Total Investment Portfolio	$1,942,267	$1,933,368	100.00%

(1)	Net carrying amount includes allowance for loan losses of $9.4 million at September 30, 2016.

(2)	Net carrying amount includes allowance for loan losses of $11,000 at September 30, 2016.

(3)	Loans held for sale are carried at the lower of cost or fair market value.

(4)	There is no stated rate associated with these securities.

(5)	Net carrying amount includes allowance for lease losses of $465,000 at September 30, 2016.

Supplemental Information
The following schedules of reconciliations and supplemental information at September 30, 2016 are included at the end of this release:

•	Schedule I - Reconciliation of GAAP Net Income (Loss) to Funds from Operations (“FFO”) and AFFO;

•	Schedule II - Summary of General and Administrative Expenses;

•	Schedule III - Summary of Securitization Performance Statistics; and

•	Supplemental Information.
About Resource Capital Corp.
RSO is a real estate investment trust that is primarily focused on originating, holding and managing commercial mortgage loans and other commercial real estate-related debt and equity investments. RSO also makes other commercial finance and residential mortgage investments and holds middle market loans.
RSO is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, Inc. In September 2016, Resource America was acquired by C-III, a leading commercial real estate investment and management services company engaged in a broad range of activities.
For more information, please visit RSO's website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourcecapitalcorp.com.
Safe Harbor Statement
Statements made in this release may include forward-looking statements, which involve substantial risks and uncertainties. RSO's actual results, performance or achievements could differ materially from those expressed or implied in this release. The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	the availability of debt and equity capital to acquire and finance investments;

•	defaults or bankruptcies by borrowers on RSO's loans or on loans underlying its investments;

•	adverse market trends that have affected and may continue to affect the value of real estate and other assets underlying RSO's investments;

•	increases in financing or administrative costs;

•	estimates of future impairments; and

•	changes in general business and economic conditions that in the past have impaired and may in the future impair the credit quality of borrowers and RSO's ability to originate loans.
For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RSO is subject, see Item 1A, “Risk Factors” included in its Annual Report on Form 10-K and the risks expressed in other of its public filings with the Securities and Exchange Commission.
RSO cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release. All subsequent written and oral forward-looking statements attributable to RSO or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release. Except to the extent required by applicable law or regulation, RSO undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.
Furthermore, certain non-GAAP financial measures are discussed in this release. RSO's presentation of this information is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most comparable measures prepared in accordance with GAAP are set forth in Schedule I of this release and can be accessed through our filings with the SEC at www.sec.gov.
The remainder of this release contains RSO's unaudited consolidated balance sheets, unaudited consolidated statements of operations, a reconciliation of GAAP net income (loss) to FFO and AFFO, a summary of general and administrative expenses, a summary of securitization performance statistics and supplemental information regarding RSO's CRE loan and middle market loan portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS (1)
Cash and cash equivalents	$114,552	$78,756
Restricted cash	5,701	40,635
Investment securities, trading	3,747	25,550
Investment securities available-for-sale, pledged as collateral, at fair value	82,114	162,306
Investment securities available-for-sale, at fair value	154,591	45,782
Loans held for sale ($197.6 million and $94.5 million at fair value)	197,615	95,946
Loans, pledged as collateral and net of allowances of $9.4 million and $47.1 million	1,406,581	2,160,751
Investments in unconsolidated entities	88,149	50,030
Derivatives, at fair value	4,052	3,446
Interest receivable	6,623	14,009
Deferred tax asset, net	5,565	12,646
Principal paydown receivable	44,600	17,941
Direct financing leases, net of allowances of $0.5 million	571	931
Intangible assets	25,886	26,228
Prepaid expenses	4,615	3,180
Other assets	12,516	22,295
Total assets	$2,157,478	$2,760,432
LIABILITIES (2)
Borrowings	$1,401,842	$1,895,288
Distribution payable	17,022	17,351
Accrued interest expense	4,913	5,604
Derivatives, at fair value	2,158	3,941
Accrued tax liability	51	549
Accounts payable and other liabilities	12,933	10,939
Total liabilities	1,438,919	1,933,672
EQUITY
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.50% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share 1,069,016 and 1,069,016 shares issued and outstanding	1	1
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.25% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share 5,544,579 and 5,740,479 shares issued and outstanding	6	6
Preferred stock, par value $0.001: 10,000,000 shares authorized 8.625% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share 4,800,000 and 4,800,000 shares issued and outstanding	5	5
Common stock, par value $0.001: 125,000,000 shares authorized; 31,071,737 and 31,562,724 shares issued and outstanding (including 496,756 and 691,369 unvested restricted shares)	31	32
Additional paid-in capital	1,218,907	1,228,346
Accumulated other comprehensive income (loss)	6,909	(2,923)
Distributions in excess of earnings	(506,107)	(406,603)
Total stockholders’ equity	719,752	818,864
Non-controlling interests	(1,193)	7,896
Total equity	718,559	826,760
TOTAL LIABILITIES AND EQUITY	$2,157,478	$2,760,432

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - (Continued)
(in thousands, except share and per share data)

	September 30, 2016	December 31, 2015
	(unaudited)
(1) Assets of consolidated Variable Interest Entities ("VIEs") included in the total assets above:
Cash and cash equivalents	$—	$95
Restricted cash	5,473	39,061
Investment securities available-for-sale, pledged as collateral, at fair value	—	66,137
Loans held for sale	—	1,475
Loans, pledged as collateral and net of allowances of $827,000 and $42.8 million	801,742	1,416,441
Interest receivable	3,389	6,592
Prepaid expenses	21	238
Principal paydown receivable	44,600	17,800
Other assets	253	833
Total assets of consolidated VIEs	$855,478	$1,548,672

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Borrowings	$528,971	$1,032,581
Accrued interest expense	500	923
Derivatives, at fair value	—	3,346
Accounts payable and other liabilities	147	(117)
Total liabilities of consolidated VIEs	$529,618	$1,036,733

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
REVENUES
Interest income:
Loans	$26,003	$32,497	$89,227	$92,623
Securities	4,602	4,866	13,691	14,418
Leases	(22)	(8)	(37)	250
Interest income - other	769	968	4,317	2,919
Total interest income	31,352	38,323	107,198	110,210
Interest expense	14,120	16,330	46,581	45,334
Net interest income	17,232	21,993	60,617	64,876
Gain (loss) on sale of residential mortgage loans	6,026	3,154	15,607	11,594
Dividend income	(188)	17	(153)	50
Fee income	2,023	781	1,425	4,767
Total revenues	25,093	25,945	77,496	81,287
OPERATING EXPENSES
Management fees - related party	3,053	3,252	10,189	10,312
Equity compensation - related party	1,766	(225)	4,444	1,561
Rental operating expense	—	—	—	6
Lease operating	1	(33)	5	14
General and administrative	12,341	10,223	33,353	29,641
Depreciation and amortization	505	628	1,650	1,814
Impairment losses	25,297	—	25,297	59
Provision (recovery) for loan and lease losses	7,683	1,034	19,819	43,834
Total operating expenses	50,646	14,879	94,757	87,241

	(25,553)	11,066	(17,261)	(5,954)
OTHER INCOME (EXPENSE)
Equity in earnings of unconsolidated subsidiaries	1,032	334	5,950	1,702
Net realized and unrealized gain (loss) on sales of investment securities available-for-sale and loans and derivatives	(10,106)	2,457	(7,817)	16,612
Net realized and unrealized gain (loss) on investment securities, trading	(242)	(580)	86	1,773
Unrealized gain (loss) and net interest income on linked transactions, net	—	—	—	235
(Loss) on reissuance/gain on extinguishment of debt	—	(332)	—	(1,403)
(Loss) gain on sale of real estate	31	(19)	28	(19)
Other income (expense)	1,500	—	1,500	—
Total other income (expense)	(7,785)	1,860	(253)	18,900

INCOME (LOSS) BEFORE TAXES	(33,338)	12,926	(17,514)	12,946
Income tax (expense) benefit	(12,283)	1,796	(9,558)	(2,969)
NET INCOME (LOSS)	(45,621)	14,722	(27,072)	9,977

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net (income) loss allocated to preferred shares	(6,015)	(6,115)	(18,077)	(18,322)
Carrying value in excess of consideration paid for preferred shares	—	—	1,500	—
Net (income) loss allocable to non-controlling interest, net of taxes	63	(1,829)	213	(6,486)
NET INCOME (LOSS) ALLOCABLE TO COMMON SHARES	$(51,573)	$6,778	$(43,436)	$(14,831)
NET INCOME (LOSS) PER COMMON SHARE – BASIC	$(1.69)	$0.21	$(1.42)	$(0.45)
NET INCOME (LOSS) PER COMMON SHARE – DILUTED	$(1.69)	$0.21	$(1.42)	$(0.45)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC	30,528,368	32,515,226	30,513,131	32,726,194
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED	30,528,368	32,951,217	30,513,131	32,726,194

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO FFO and AFFO
(unaudited)
RSO evaluates its performance based on several performance measures, including funds from operations, or FFO, and adjusted funds from operations, or AFFO, in addition to net income. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts as net income (computed in accordance with GAAP), excluding gains or losses on the sale of depreciable real estate, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.
AFFO is a computation made by analysts and investors to measure a real estate company’s operating performance. RSO calculates AFFO by adding or subtracting from FFO the impact of non-cash accounting items as well as the effects of items that are deemed to be non-recurring in nature. RSO deems transactions to be non-recurring if a similar transaction has not occurred in the past two years, and if a similar transaction is not expected to occur in the next two years. RSO adjusts for these non-cash and non-recurring items to analyze its ability to produce cash flow from on-going operations, which is used to pay dividends to its shareholders. Non-cash adjustments to FFO include the following: impairment losses resulting from fair value adjustments on financial instruments; provisions for loan losses; equity investment gains and losses; straight-line rental effects; share based compensation expense; amortization of various deferred items and intangible assets; gains on sales of property that are wholly owned or owned through a joint venture; the cash impact of capital expenditures that are related to real estate owned; and REIT tax planning adjustments, which primarily relate to accruals for owned properties for which a foreclosure election was made and adjustments to tax estimates with respect to the final resolution of foreclosed property when it is listed for sale. In addition, RSO calculates AFFO by adding and subtracting from FFO the realized cash impacts of the following: extinguishment of debt, reissuances of debt, sales of property and capital expenditures.
Management believes that FFO and AFFO are appropriate measures of its operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs. Management uses FFO and AFFO as measures of its operating performance and believes they are also useful to investors because they facilitate an understanding of RSO's operating performance apart from non-cash and non-recurring items, which may not necessarily be indicative of current operating performance and may not allow accurate period to period comparisons of its operating performance.
Although RSO's calculations of AFFO may differ from the methodology used for calculating AFFO by other REITs and its FFO and AFFO may not be comparable to FFO and AFFO reported by other REITs, RSO believes that FFO and AFFO may provide the Company and its investors with an additional useful measure to compare its performance with some other REITs. Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to GAAP net income as an indicator of RSO's operating performance or as an alternative to cash flow from operating activities as a measure of its liquidity.

The following table reconciles GAAP net income (loss) to FFO and AFFO for the periods presented (unaudited) (in thousands, except share and per share data):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income (loss) allocable to common shares - GAAP	$(51,573)	$6,778	$(43,436)	$(14,831)
Adjustments:
(Gains) losses on sales of property (1)	(32)	19	(63)	19
FFO allocable to common shares	(51,605)	6,797	(43,499)	(14,812)
Adjustments:
Non-cash items:
Provision (recovery) for loan losses	7,997	830	9,418	42,570
Amortization of deferred costs (non-real estate) and intangible assets	3,643	3,900	10,135	9,754
Amortization of discount on convertible senior notes	709	708	2,123	1,656
Impairment charge on intangible asset	3,671	—	3,671	—
Acceleration of deferred debt issuance costs from sale of Northport loans	—	—	2,560	—
Equity investment (gains) losses	(415)	(961)	(2,759)	(1,363)
Share-based compensation	1,766	(225)	4,444	1,560
Impairment losses on trading and available-for-sale securities	22,351	—	22,351	59
Unrealized losses (gains) on CMBS marks - linked transactions (2)	—	—	—	(235)
Unrealized (gains) losses on trading portfolio	242	1,054	124	(264)
Unrealized (gains) losses on foreign exchange transactions	280	(2,750)	34	2,101
Unrealized (gains) losses on derivatives	227	1,248	(1,984)	2,324
Unrealized (gains) losses on loans held for sale	9,631	—	9,631	—
Loss on resale of debt	—	332	—	1,403
Change in mortgage servicing rights valuation reserve	800	900	5,600	650
Change in residential loan warranty reserve	1,268	201	1,600	601
Dead deal costs	—	—	—	399
REIT tax adjustments	12,283	—	12,283	317
Cash items:
Gains (losses) on sale of property (1)	32	(19)	63	(19)
Gains (losses) on extinguishment of debt	—	2,607	6,303	9,252
AFFO allocable to common shares	$12,880	$14,622	$42,098	$55,953

Weighted average common shares – diluted	30,528	32,951	30,513	32,726

AFFO per common share – diluted	$0.42	$0.44	$1.38	$1.71

(1)	Amount represents gains/losses on sales of owned real estate as well as sales of joint venture real estate interests that were recorded by RSO on an equity basis.

(2)	As the result of an accounting standards update adopted on January 1, 2015, RSO unlinked its previously linked transactions.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF GENERAL AND ADMINISTRATIVE EXPENSES
(unaudited)

The following table presents the allocation of general and administrative expenses between Corporate and PCM (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
General and administrative expenses:
Corporate	$4,432	$4,053	$12,617	$12,902
PCM	7,909	6,170	20,736	16,739
Total	$12,341	$10,223	$33,353	$29,641

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUMMARY OF SECURITIZATION PERFORMANCE STATISTICS
(unaudited)

Securitizations - Distributions and Coverage Test Summary
The following table sets forth the distributions made and coverage test summaries for each of RSO's securitizations for the periods presented (in thousands):

Name	Cash Distributions		Annualized Interest Coverage Cushion	Overcollateralization Cushion
	Nine Months Ended September 30,	Year Ended December 31,	As of September 30,	As of September 30,	As of Initial Measurement Date
	2016	2015	2016 (1) (2)	2016 (3)
Apidos Cinco CDO (4)	$2,254	$6,336	$1,926	$21,441	$17,774
RREF CDO 2006-1(4) (9)	$1,394	$3,451	$—	$—	$24,941
RREF CDO 2007-1(4)	$1,435	$6,102	$917	$68,847	$26,032
RCC CRE Notes 2013	$3,525	$9,129	N/A	N/A	N/A
RCC 2014-CRE2 (5)	$9,954	$15,826	N/A	$61,189	$20,663
RCC 2015-CRE3 (6)	$8,559	$9,186	N/A	$29,960	$20,313
RCC 2015-CRE4 (7)	$9,220	$3,291	N/A	$29,319	$9,397
Moselle CLO S.A. (8)	$183	$29,099	N/A	N/A	N/A

(1)	Interest coverage includes annualized amounts based on the most recent trustee statements.

(2)
Interest coverage cushion represents the amount by which annualized interest income expected exceeds the annualized amount payable on all classes of securitization notes senior to the Company's preference shares.

(3)	Overcollateralization cushion represents the amount by which the collateral held by the securitization issuer exceeds the maximum amount required.

(4)	Apidos Cinco CDO, RREF CDO 2006-1 and RREF CDO 2007-1 were deconsolidated as a result of the new consolidation accounting guidance adopted effective January 1, 2016.

(5)
Resource Capital Corp. 2014-CRE2 has no reinvestment period; however, principal repayments, for a period which ended in July 2016, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture does not contain any interest coverage test provisions.

(6)
Resource Capital Corp. 2015-CRE3 closed on February 24, 2015; the first distribution was in March 2015. There is no reinvestment period; however, principal repayments, for a period ending in February 2017, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture does not contain any interest coverage test provisions.

(7)
Resource Capital Corp. 2015-CRE4 closed on August 18, 2015; the first distribution was in September 2015. There is no reinvestment period; however, principal repayments, for a period ending in August 2017, may be designated to purchase loans held outside of the securitization that represent the funded commitments of existing collateral in the securitization that were not funded as of the date the securitization was closed. Additionally, the indenture does not contain any interest coverage test provisions.

(8)
Moselle CLO S.A. was acquired on February 24, 2014, and the reinvestment period for this securitization expired prior to the acquisition. In the fourth quarter of 2014, RSO began to liquidate Moselle CLO S.A. and, by January 2015, all of the assets were sold.

(9)
RREF CDO 2006-1 was liquidated on April 25, 2016 and, as a result, all $66.3 million of the remaining assets were returned to RSO in exchange for RSO's preference shares and equity notes in the securitization.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands, except percentages)
(unaudited)

Loan Investment Statistics

The following table presents information on RSO's allowances for loan losses and its held for sale portfolio for the periods indicated (based on amortized cost):

	September 30, 2016	December 31, 2015
Allowance for loan losses:
Specific allowance:
Commercial real estate loans	$8,059	$40,274
Bank loans	—	1,282
Total specific allowance	8,059	41,556
General allowance:
Commercial real estate loans	1,363	1,565
Middle market loans	—	3,939
Residential mortgage loans	11	11
Total general allowance	1,374	5,515
Total allowance for loans	$9,433	$47,071
Allowance as a percentage of total loans	0.7%	2.1%

Loans held for sale: (1)
Bank loans	$—	$1,475
Middle market loans	7,182	—
Residential mortgage loans	190,433	94,471
Total loans held for sale	$197,615	$95,946

(1)	Loans held for sale are presented at the lower of cost or fair market value.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents CRE loan portfolio statistics at September 30, 2016 (based on carrying value):

Security type:
Whole loans	100.0%
Total	100.0%

Collateral type:
Multifamily	47.1%
Office	20.7%
Retail	16.8%
Hotel	14.8%
Industrial	0.6%
Total	100.0%

Collateral location:
Texas	30.4%
Southern California	13.4%
Northern California	10.8%
Georgia	7.2%
Florida	7.1%
Nevada	5.4%
North Carolina	3.6%
Colorado	3.3%
Pennsylvania	2.6%
Minnesota	2.4%
Maryland	2.2%
Other	11.6%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(unaudited)

The following table presents middle market loan portfolio statistics by industry at September 30, 2016 (based on carrying value):

Industry type:
Beverage, Food and Tobacco	17.8%
Healthcare, Education and Childcare	16.8%
Diversified/Conglomerate Manufacturing	12.3%
Insurance	12.0%
Diversified/Conglomerate Service	11.8%
Cargo Transport	10.3%
Hotels, Motels, Inns and Gaming	7.9%
Buildings and Real Estate	6.7%
Oil and Gas	4.4%
Total	100.0%